Exhibit 31

Certification of Chief Executive Officer
and Chief Financial Officer
Pursuant to Section 302
of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. Section 1350(a) and (b)), the undersigned hereby certifies that the Annual Report on Form 10-K for the period ended October 31, 2017 of North European Oil Royalty Trust ("Trust") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

/s/  John R. Van Kirk
                John R. Van Kirk
                Chief Executive Officer and
                Chief Financial Officer

Dated: December 28, 2017